                                                                    Exhibit 2(a)




                            SHARE EXCHANGE AGREEMENT

                     SHARE EXCHANGE AGREEMENT (this "Agreement") dated as of December ___, 1996, among Amscan Holdings, Inc., a Delaware corporation (the "Company"), and John A. Svenningsen, an individual residing in the State of New York ("Svenningsen"), Gerald C. Rittenberg, an individual residing in the State of New York ("Rittenberg") and the following trusts each created by agreement dated as of October 29, 1996: Christina Svenningsen Trust, Jon Svenningsen Trust, Elisabeth Svenningsen Trust, Melissa Svenningsen Trust,
Emily Svenningsen Trust, and Sara Svenningsen Trust (such six trusts being collectively, the "Svenningsen Trusts" and individually, a "Svenningsen Trust").

                              W I T N E S S E T H :

                     WHEREAS, Svenningsen is the owner of the shares (the "Svenningsen Exchange Shares") of capital stock of the companies (the "Operating Companies") listed on Schedules A and B hereto in the number and percentage listed opposite each such company; and

                     WHEREAS, each of the Svenningsen Trusts is the owner of 13-1/3 shares (such 13-1/3 shares owned by a Svenningsen Trust being with respect to such Svenningsen Trust the "Trust Exchange Shares") of the common stock, no par value of SSY Realty Corp., a New York corporation and one of the Operating Companies ("SSY"); and

                     WHEREAS, Rittenberg is the owner of 32.84 shares (the "Rittenberg Exchange Shares") of the common stock, no par value of Amscan Inc., a New York corporation and one of the Operating Companies ("Amscan"); and

                     WHEREAS, 1,000 shares of the Company's common stock, par value $0.10 per share ("Company Common Stock") were issued previously to Svenningsen in connection with the organization of the Company; and

                     WHEREAS, in connection with the organization of the Company and the initial public offering of Company Common Stock (the "Transaction"), the Company and Svenningsen wish to provide for (i) the shares of capital stock of each of the Operating Companies identified in Schedule A hereto which constitute a portion of the Svenningsen Exchange Shares to be exchanged by Svenningsen for a certain number of shares of Company Common Stock determined by the Company and Svenningsen to represent the fair market value of such one of the Operating Companies and (ii) the shares of capital stock of each of the Operating Companies identified in Schedule B hereto which constitute a portion of the Svenningsen Exchange Shares to be exchanged by Svenningsen for a combination of a certain number of shares of Company Common Stock and cash in the amount set forth opposite the name of such one of the Operating Companies in Schedule B hereto determined by the Company and Svenningsen to represent in the aggregate the fair market value of such one of the Operating Companies, which shares of Company Common Stock to be delivered to Svenningsen in respect of the Operating Companies total ______________ additional shares of Company Common Stock (such aggregate number of shares being the "Svenningsen Acquisition Shares"), and which cash payments aggregate $133,000 (such aggregate cash amount being the "Svenningsen Cash Payment," and together with the Svenningsen Acquisition Shares, the "Svenningsen Consideration"); and

                     WHEREAS, in connection with the Transaction, the Company and each of the Svenningsen Trusts wish to provide for the exchange by each of such Svenningsen Trusts of the Trust Exchange Shares for the number of shares of Company Common Stock listed opposite such Svenningsen Trust's name on Schedule C hereto (such shares of Company Common Stock transferred to a Svenningsen Trust being with respect to such Svenningsen Trust the "Trust Acquisition Shares"); and

                     WHEREAS, in connection with the Transaction, the Company and Rittenberg wish to provide for the exchange by Rittenberg of the Rittenberg Exchange Shares for 660,000 shares of Company Common Stock (the "Rittenberg Acquisition Shares"); and

                     WHEREAS, Rittenberg and the Company wish to confirm certain of Rittenberg's agreements regarding restrictions on the transfer of the Rittenberg Acquisition Shares.

                     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. EXCHANGE OF SHARES

                     (a) Effective as of the date hereof Svenningsen transfers all right, title and interest to the Svenningsen Exchange Shares to the Company, in exchange for the Svenningsen Consideration, and the Company issues and delivers the Svenningsen Acquisition Shares and pays the Svenningsen Cash Payment to Svenningsen in exchange for the Svenningsen Exchange Shares.

                     (b) Effective as of the date hereof each Svenningsen Trust transfers all right, title and interest to the Trust Exchange Shares to the Company, in exchange for the Trust Acquisition Shares, and the Company issues and delivers the Trust Acquisition Shares in exchange for the Trust Exchange Shares.

                     (c) Effective as of the date hereof Rittenberg transfers all right, title and interest to the Rittenberg Exchange Shares to the Company, in exchange for the Rittenberg Acquisition Shares, and the Company issues and delivers the Rittenberg Acquisition Shares in exchange for the Rittenberg Exchange Shares.

2. DELIVERY OF SHARES AND CASH PAYMENT TO SVENNINGSEN

                     (a) Promptly upon the execution and delivery of this Agreement, (i) Svenningsen shall deliver to the Company certificates evidencing the Svenningsen Exchange Shares, duly endorsed in blank or accompanied by appropriate instruments of transfer in form reasonably satisfactory to the Company, (ii) the Company shall deliver to Svenningsen certificates evidencing the Svenningsen Acquisition Shares, and shall record the issuance of such shares to Svenningsen on the stock records of the Company, and (iii) the Company shall pay the Svenningsen Cash Payment to Svenningsen by Company check, by wire transfer or as otherwise agreed to by the parties.

                     (b) Promptly upon the execution and delivery of this Agreement, (i) each Svenningsen Trust shall deliver to the Company certificates evidencing the Trust Exchange Shares, duly endorsed in blank or accompanied by appropriate instruments of transfer in form reasonably satisfactory to the Company, and (ii) the Company shall deliver to each Svenningsen Trust certificates evidencing the Svenningsen Acquisition Shares and shall record the issuance of such shares to each Svenningsen Trust on the stock records of the Company.

                     (c) Promptly upon the execution and delivery of this Agreement, (i) Rittenberg shall deliver to the Company certificates evidencing the Rittenberg Exchange Shares, duly endorsed in blank or accompanied by appropriate instruments of transfer in form reasonably satisfactory to the Company, and (ii) the Company shall deliver to Rittenberg certificates evidencing the Rittenberg Acquisition Shares, and shall record the issuance of such shares to Rittenberg on the stock records of the Company.

3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY

                     (a) The Company hereby represents and warrants to Svenningsen, Rittenberg and the Svenningsen Trusts as follows:

                               (i) The Company is a corporation duly organized,
validly existing and in good standing under the laws of the State of Delaware and has full corporate power and authority to conduct its business as it is now being conducted. The Company is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where such qualification is necessary, except where a failure to be so qualified could not reasonably be expected to have a material adverse effect upon the business, properties or operations of the Company.

                               (ii) The authorized capital stock of the Company
consists of 50,000,000 shares of Company Common Stock, of which, without giving effect to the shares of Company Common Stock issued pursuant hereto, 1,000 shares are issued and outstanding, and are owned of record by Svenningsen, and 5,000,000 shares of preferred stock, par value $0.10 per share, of which no shares are issued and outstanding.

                               (iii) No consent, approval or authorization of,
or declaration, filing or registration with, any third party, including any governmental or regulatory authority, on the part of the Company, is required in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby other than the filing of a Form D pursuant to regulations under the Securities Act of 1933, as amended (such Act and the rules and regulations thereunder, collectively, the "1933 Act") and other than any consents, approvals, authorizations, registrations or qualifications as may be required under state securities or blue sky laws in connection with the exchange contemplated hereby.

                               (iv) The Company has full corporate power and
authority to execute, deliver and perform this Agreement, and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, will not conflict with, or result in a violation of, or constitute a material default under, any provision of the Certificate of Incorporation or By-laws of the Company, or any material agreement, mortgage, indenture, license, permit, lease or other instrument or any judgment, decree, ruling or order to which the Company is a party or by which the Company or its properties are bound.

                               (v) This Agreement has been duly authorized by
all necessary corporate action, has been duly executed and delivered by or on behalf of the Company and constitutes the legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, moratorium or other similar laws presently or hereafter in effect affecting the enforcement of creditors' rights generally or by general rules of equity.

                     (b) The Company hereby represents and warrants to Svenningsen that the Svenningsen Acquisition Shares, when issued to Svenningsen in accordance with the terms hereof, will have been duly authorized, validly issued, and will be fully paid and non-assessable. The issuance of the Svenningsen Acquisition Shares to Svenningsen in accordance with the terms hereof will transfer to Svenningsen full legal and valid title thereto, free and clear of any liens, security interests, charges, pledges or encumbrances.

                     (c) The Company hereby represents and warrants to each of the Svenningsen Trusts that the Trust Acquisition Shares, when issued to such Svenningsen Trust in accordance with the terms hereof, will have been duly authorized, validly issued and will be fully paid and non-assessable. The issuance of the Trust Acquisition Shares to such Svenningsen Trust in accordance with the terms hereof will transfer to such Svenningsen Trust full legal and valid title thereto, free and clear of any liens, security interests, charges, pledges or encumbrances.

                     (d) The Company hereby represents and warrants to Rittenberg that the Rittenberg Acquisition Shares, when issued to Rittenberg in accordance with the terms hereof, will have been duly authorized, validly issued, and will be fully paid and non-assessable. The issuance of the Rittenberg Acquisition Shares to Rittenberg in accordance with the terms hereof will transfer to Rittenberg full legal and valid title thereto, free and clear of any liens, security interests, charges, pledges or encumbrances.

4. REPRESENTATIONS AND WARRANTIES OF SVENNINGSEN

                     Svenningsen hereby represents and warrants to the Company as follows:

                     (a) The Svenningsen Exchange Shares are owned beneficially and of record by Svenningsen, free and clear of any liens, security interests, charges, pledges or encumbrances. The Svenningsen Exchange Shares, the Rittenberg Exchange Shares and the Trust Exchange Shares have been duly authorized, and are validly issued, fully paid and non-assessable, and the Svenningsen Exchange Shares represent the percentage of issued and outstanding capital stock of the Operating Companies as set forth on Schedules A and B hereto. The transfer of the Svenningsen Exchange Shares to the Company in accordance with the terms hereof will transfer to the Company full legal and valid title thereto, free and clear of any liens, security interests, charges, pledges or encumbrances.

                     (b) No consent, approval or authorization of, or declaration, filing or registration with, any third party, including any governmental or regulatory authority, on the part of Svenningsen or any of the Operating Companies, is required in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby other than consents which have heretofore been obtained.

                     (c) Svenningsen has full power and authority to execute, deliver and perform this Agreement, and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, will not conflict with, or result in a violation of, or constitute a default under, any provision of the Certificate or Articles of Incorporation or By-laws of any of the Operating Companies, or any material agreement, mortgage, indenture, license, permit, lease or other instrument or any judgment, decree, ruling or order to which any of Svenningsen or the Operating Companies is a party or by which any of Svenningsen or the Operating Companies or his or their respective properties are bound.

                     (d) This Agreement constitutes the legal, valid and binding obligation of Svenningsen, enforceable against him in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, moratorium or other similar laws presently or hereafter in effect affecting the enforcement of creditors' rights generally or by general rules of equity.

                     (e) Svenningsen will acquire the Svenningsen Acquisition Shares for his own account and not with a view to, or for resale in connection with, the distribution or other disposition thereof except in compliance with 1933 Act, and he will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of any of such Svenningsen Acquisition Shares (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of any of such Svenningsen Acquisition Shares) except in compliance with the 1933 Act. Svenningsen acknowledges that the Svenningsen Acquisition Shares shall constitute "restricted securities" as defined in Rule 144 under the 1933 Act.

                     (f) Svenningsen is an "accredited investor" as defined in Regulation D under the 1933 Act.

5. REPRESENTATIONS AND WARRANTIES OF THE SVENNINGSEN TRUSTS

                     Each of the Svenningsen Trusts hereby represents and warrants to the Company solely as to itself as follows:

                     (a) The Trust Exchange Shares are owned by it beneficially and of record, free and clear of any liens, security interests, charges, pledges or encumbrances. The Trust Exchange Shares represent 6-2/3 percent of the issued and outstanding capital stock of SSY. The transfer of the Trust Exchange Shares to the Company in accordance with the terms hereof will transfer to the Company full legal and valid title thereto, free and clear of any liens, security interests, charges, pledges or encumbrances.

                     (b) No consent, approval or authorization of, or declaration, filing or registration with, any third party, including any governmental or regulatory authority, on the part of the Svenningsen Trust, is required in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

                     (c) The Svenningsen Trust has full power and authority to execute, deliver and perform this Agreement, and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, will not conflict with, or result in a violation of, or constitute a default under, any material agreement, mortgage, indenture, license, permit, lease or other instrument or any judgment, decree, ruling or order to which the Svenningsen Trust is a party or by which the Svenningsen Trust or its properties are bound.

                     (d) This Agreement constitutes the legal, valid and binding obligation of the Svenningsen Trust, enforceable against it in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, moratorium or other similar laws presently or hereafter in effect affecting the enforcement of creditors' rights generally or by general rules of equity.

                     (e) The Svenningsen Trust will acquire the Trust Acquisition Shares for its own account and not with a view to, or for resale in connection with, the distribution or other disposition thereof except in compliance with the 1933 Act, and the Svenningsen Trust will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of any of such Trust Acquisition Shares (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of any of such Trust Acquisition Shares) except in compliance with the 1933 Act. The Svenningsen Trust acknowledges that the Trust Acquisition Shares shall constitute "restricted securities" as defined in Rule 144 under the 1933 Act.

                     (f) The Svenningsen Trust has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the prospective investment in the Trust Acquisition Shares and the Svenningsen Trust has received a copy of the Company's Preliminary Prospectus dated December 2, 1996 relating to the proposed initial public offering of Company Common Stock by the Company.

6. REPRESENTATIONS AND WARRANTIES OF RITTENBERG

                     Rittenberg hereby represents and warrants to the Company as follows:

                     (a) The Rittenberg Exchange Shares are owned by Rittenberg beneficially and of record, free and clear of any liens, security interests, charges, pledges or encumbrances. The transfer of the Rittenberg Exchange Shares to the Company in accordance with the terms hereof will transfer to the Company full legal and valid title thereto, free and clear of any liens, security interests, charges, pledges or encumbrances.

                     (b) No consent, approval or authorization of, or declaration, filing or registration with, any third party, including any governmental or regulatory authority, on the part of Rittenberg, is required in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

                     (c) Rittenberg has full power and authority to execute, deliver and perform this Agreement, and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, will not conflict with, or result in a violation of, or constitute a default under, any material agreement, mortgage, indenture, license, permit, lease or other instrument or any judgment, decree, ruling or order to which Rittenberg is a party or by which Rittenberg or his respective properties are bound.

                     (d) This Agreement constitutes the legal, valid and binding obligation of Rittenberg, enforceable against him in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, moratorium or other similar laws presently or hereafter in effect affecting the enforcement of creditors' rights generally or by general rules of equity.

                     (e) Rittenberg will acquire the Rittenberg Acquisition Shares for his own account and not with a view to, or for resale in connection with, the distribution or other disposition thereof except in compliance with the 1933 Act, and he will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of any of such Rittenberg Acquisition Shares (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of any of such Rittenberg Acquisition Shares) except in compliance with the 1933 Act. Rittenberg acknowledges that the Rittenberg Acquisition Shares shall constitute "restricted securities" as defined in Rule 144 under the 1933 Act.

                     (f) Rittenberg is an "accredited investor" as defined in Regulation D under the 1933 Act.

7. CONFIRMATION OF RITTENBERG'S AGREEMENTS

                     Subject to and in accordance with the terms of the Stock Agreement among Rittenberg, Svenningsen and Amscan Inc., dated October 9, 1996 (the "Stock Agreement") and the Loan Agreement between Svenningsen, Rittenberg and Kurzman & Eisenberg, LLP, as escrow agent, dated October 9, 1996 (the "Loan Agreement"), Rittenberg hereby confirms his agreement that he will not sell any Rittenberg Acquisition Shares received by Rittenberg hereunder for a period of twelve (12) consecutive months from the date hereof, except that during such twelve month period, Rittenberg may (i) transfer any of such shares to Svenningsen to repay indebtedness which Rittenberg might incur pursuant to the Loan Agreement, and/or (ii) make gifts of the Rittenberg Acquisition Shares; provided, however that Rittenberg personally agrees and agrees on behalf of the donees of Rittenberg Acquisition Shares in connection with such gifts that none of the donees of his gifts will sell Rittenberg Acquisition Shares prior to the third anniversary of the transfer of the Rittenberg Acquisition Shares to Rittenberg.

8. MISCELLANEOUS

                     (a) From time to time on and after the date hereof, each of the parties hereto shall deliver or cause to be delivered such further documents and instruments and shall do and cause to be done such further acts and things as shall be necessary or desirable to carry out the intent of the parties hereto and accomplish the purposes set forth herein.

                     (b) This Agreement may not be modified or amended except by an instrument or instruments in writing signed by the party against whom enforcement of any such modifications or amendment is sought. Any party hereto may, by an instrument in writing, waive compliance by another party hereto with any term or provision of this Agreement included for the benefit of such waiving party. The waiver by any party hereto of a breach of any terms or provisions of this Agreement shall not be construed as a waiver of any other terms or provisions or of any further breach.

                     (c) This Agreement, together with the related schedules hereto, constitutes the entire agreement among the parties hereto and supersedes all prior agreements, understandings and arrangements, oral or written, among the parties hereto with respect to the subject matter herein or thereof.

                     (d) This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors. This Agreement may not be assigned by any party hereto.

                     (e) Any notice or other communication given pursuant to this Agreement shall be in writing and shall be given to the parties at the following addresses or at such other addresses as the parties may hereafter specify in writing:

                     If to the Company:

                               Amscan Holdings, Inc.
                               80 Grasslands Road
                               Elmsford, New York 10523
                               Attn.:  Mr. James M. Harrison

                               with a copy to:

                               Cummings & Lockwood
                               Four Stamford Plaza
                               P.O. Box 120
                               Stamford, Connecticut 06904
                               Attn.:  Paul G. Hughes, Esq.

                     If to Svenningsen or any of the Svenningsen Trusts:

                               Mr. John A. Svenningsen
                               c/o Amscan Holdings, Inc.
                               80 Grasslands Road
                               Elmsford, New York  10523

                               with a copy to:

                               Kurzman & Eisenberg, LLP
                               One North Broadway
                               White Plains, New York  10601
                               Attn:  Joel Lever, Esq.

                     If to Rittenberg:

                               Mr. Gerald C. Rittenberg
                               18 Carey Drive
                               Bedford, New York  10506

                               with a copy to:

                               Orloff, Lowenbach, Stifelman & Siegel, P.A.
                               101 Eisenhower Parkway
                               Roseland, New Jersey  07068
                               Attn: Susan M. Holzman, Esq.


                     Any such notice or communication shall be hand delivered, mailed by registered or certified mail, return receipt requested, postage prepaid, sent by a recognized overnight delivery service or sent by telecopier with receipt confirmed by telephone by the recipient of such notice or other communication. If hand delivered, notice shall be effective upon delivery; if mailed, notice shall be effective upon the fourth day following the postmark date; if sent by a recognized overnight delivery service, notice shall be effective upon the second business day after deposit with such delivery service; if telecopied, notice shall be effective upon confirmation of receipt.

                     (f) This Agreement shall be governed and construed in accordance with the laws of the State of New York, without giving effect to principles of conflict of laws. All claims, disputes or causes of action relating to or arising out of this Agreement shall be brought, heard and resolved solely and exclusively by and in a federal or state court situated in New York.

                     (g) This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                     (h) Descriptive headings are for convenience only and will not control or affect the meaning or construction of any provision of this Agreement.

                     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth above.


                                             AMSCAN HOLDINGS, INC.


                                             -----------------------------------
                                             Name:
                                             Title:



                                             -----------------------------------
                                             John A. Svenningsen



                                             -----------------------------------
                                             Gerald C. Rittenberg

                                             CHRISTINA SVENNINGSEN TRUST


                                             By_________________________________
                                                   John A Svenningsen, Trustee


                                             JON SVENNINGSEN TRUST


                                             By_________________________________
                                                   John A Svenningsen, Trustee


                                             ELISABETH SVENNINGSEN TRUST


                                             By_________________________________
                                                   John A Svenningsen, Trustee


                                             MELISSA SVENNINGSEN TRUST


                                             By_________________________________
                                                   John A Svenningsen, Trustee


                                             EMILY SVENNINGSEN TRUST


                                             By_________________________________
                                                   John A Svenningsen, Trustee


                                             SARA SVENNINGSEN TRUST


                                             By_________________________________
                                                   John A Svenningsen, Trustee

                                   SCHEDULE A

                           NUMBER OF SHARES AND PERCENTAGE OF ISSUED AND
                           OUTSTANDING SHARES OWNED AND TO BE EXCHANGED BY JOHN
NAME OF ENTITY                            A. SVENNINGSEN
--------------             -----------------------------------------------------

Amscan Inc.               660 shares of common stock, no par value/100%

Am-Source, Inc.           60 shares of common stock, no par value/50%

Trisar, Inc.              266.66 shares of common stock, no par value/100%

JCS Realty Corp.          1 share of common stock, no par value/100%

SSY Realty Corp.          120 shares of common stock, no par value/60%

                                   SCHEDULE B



                                           NUMBER OF SHARES AND PERCENTAGE OF ISSUED                             CASH PORTION OF
                                            AND OUTSTANDING SHARES OWNED AND TO BE                                 SVENNINGSEN
      NAME OF ENTITY                           EXCHANGED BY JOHN A. SVENNINGSEN                                   CONSIDERATION
      --------------                           --------------------------------                                   -------------

Amscan Distributors (Canada) Ltd.       3,000 shares of common stock, par value $1 (Canadian) per                    $75,000
                                        share/100%

Amscan Svenska AB                       1,500 shares of common stock, no par value/100%                               $2,000

Amscan Holdings Limited                 215,625 shares of common stock, par value 20p per share/75%                  $20,000

                                        5,000 shares of preference stock, par value 1 British Pound
                                        Sterling per share/100%

Amscan (Asia Pacific) Pty. Ltd.         760 shares of common stock, par value Aus. $1 per share/85%                  $20,000

Amscan Partyartikel GmbH                47,500 shares/95%                                                            $14,000

Amscan de Mexico, S.A. de C.V.          29 shares of Class B common stock, no par value and 580 shares                $2,000
                                        of Class B-1 common stock, no par value/48.3% of all
                                        outstanding shares of capital stock

                                   SCHEDULE C




                                                            NUMBER OF SHARES OF
                   NAME OF TRUST                           COMPANY COMMON STOCK
                   -------------                           --------------------

              Christina Svenningsen Trust

              Jon Svenningsen Trust

              Elisabeth Svenningsen Trust

              Melissa Svenningsen Trust

              Emily Svenningsen Trust

              Sara Svenningsen Trust